EXHIBIT 10.2


                      TAX FREE EXCHANGE OF ASSETS FOR STOCK


                  TAX FREE EXCHANGE OF ASSETS FOR STOCK ("this Agreement"), dated as of August 18, 2009 by and among My Complete Care, Inc. ("Seller"), a Florida corporation, and NexxNow, Inc. a New York corporation ("Buyer").

                                    RECITALS:

                  WHEREAS, Seller desires to convey to Buyer, and Buyer desires to acquire from Seller, in accordance with the provisions of this Agreement, all or substantially all of the assets of Seller with the exception of certain assets (the "Excepted Assets") in exchange for 2,000,000 shares of the stock of Buyer; and,

                  WHEREAS, subsequent to the exchange of assets for stock, the shareholders of the Seller will agree to dissolve the Seller, and distribute the stock, the Excepted Assets, and the Excepted Liabilities to the shareholders of the Seller in a liquidating distribution which qualifies for a tax free distribution as to the stock and long term capital gains tax treatment for the Excepted Assets;

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                          EXCHANGE OF ASSETS FOR STOCK

                  SECTION 1.1 ASSETS TO BE EXCHANGED. On the terms and subject to the conditions of this Agreement including, without limitation, the provisions of Sections 4.10 and 4.11, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall acquire from Seller, all of Seller's right, title and interest in and to the following assets of Seller free and clear of all Liens, except Permitted Liens (all such assets, other than the Excluded Assets, being the "Assets"):

                  (a) All brands, trade names, trademarks, service marks and pending applications,( being the "Brands"), and all logos and trade dress, and any right to recover for infringement including past infringement;

                  (b) the goodwill relating to the Brands;

                  (c) All patents listed (the "Patents"), and any right to recover for infringement including past infringement;

                  (d) all research and marketing studies owned by Seller which are associated with the Brands and with Seller's product development efforts as related to the Brands;

                  (e) all formula specifications, trade secrets, technical information, manuals, material specifications, quality assurance and control procedures, material and safety procedure specifications, and documentation, in each case for all products sold or which Seller plans to sell under the Brands (such products, the "Products"), includingbany improvements or line extensions of the Products, or which are in research and development for sale under the

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Brands, and any patent applications  relating thereto,  and any right to recover for infringement including past infringement;

                  (f) all rights of Seller to television, radio and print advertisements and copy (including all physical embodiments thereof) associated with the Brands and Products;

                  (g) all rights of Seller in and to copyrights associated primarily with the Brands, distribution, production, and advertising sales services (the "Services") offered by the Seller and any right to recover for infringement including past infringement;

                  (h) all rights of Seller (including rights of refund and offset, deposits, rights to sums of money due, claims, causes of action and options) relating or pertaining to any contract or contract right;

                  (i) all customer lists, supplier lists, accounts, invoices, credit records and performance records associated with the Products or the Services, described more particularly;

                  (j) those accounts receivable of Seller and other rights of Seller to payment for the Products and Services), including, without limitation, rights to payment that are not evidenced by instruments, whether or not they have been written off or reserved against as a bad debt or doubtful account in any financial statement, together with all instruments representing any of the foregoing, and all rights, title, security and guaranties in favor of Seller with respect to any of the foregoing (the "Accounts");

                  (k) all Permits used by Seller in connection with the Products and Services;

                  (l) all insurance proceeds and insurance claims of Seller relating or pertaining to the Assets and, to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that Seller is entitled to enforce with respect to all or any part of the Assets against Seller's predecessors in title to the Assetsl

                  (m) all tax refunds, credits and/or proceeds thereof; and

                  (n) trade secrets, know-how, proprietary information, and other intellectual property used and useful in television broadcasting in all forms and in all media, whether now known or hereinafter discovered.

                  SECTION 1.2 ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, Buyer shall assume, and agree to pay, perform and discharge when due:

                  (a) all of the debts, liabilities and obligations of Seller to third parties under the Scheduled Contracts that are specifically set forth on
Schedule 1.3 hereto and that are not due prior to Closing, or if no contractual due date is provided for, are not more than ten (10) days past invoice date at Closing;

                  (b) all of the other debts listed on Schedule 1.4 attached hereto.

                  (The liabilities listed in clauses (a) and (b) of this Section
1.3 are collectively, the Assumed Liabilities").

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                  SAVE AND EXCEPT, all of the Excepted Assets,  described as the assets directly or indirectly connected to or with contract rights, thereof, including, but not limited to, accounts, deposits, contract rights, and/or proceeds therefrom.

         SECTION 1.3 EXCLUDED LIABILITIES. Seller's shareholders shall retain, and be responsible for paying, performing and discharging when due, and Buyer shall not assume or have any responsibility for:

                  (a) any federal, state or local franchise, income or other taxes or fees of any nature whatsoever attributable to the Assets for periods ending on or prior to the Closing and any penalty (or similar amount) thereon;

                  (b) any and all products liability lawsuits commenced by third parties or other products liability claims relating to any of the Products manufactured prior to Closing, other than Products that constitute Inventory under Section 1.1(j) and all products liability claims listed on Schedule 2.10 with respect to the Products (such lawsuits and claims, collectively, the "Products Liability Claims");

                  (c) any accounts due and payable to third parties by Seller as of the Closing Date whether or not arising from or primarily related to the operations of the Assets and including amounts due to third parties as of the Closing Date under the Scheduled Contracts;

                  (d) Any obligation or liability of Seller arising out of the Assumed Liabilities, which are payable or performable prior to Closing; and

                  (e) any other liability of Seller other than the Assumed Liabilities.

                  SECTION 1.4 PURCHASE PRICE. The aggregate purchase price payable by Buyer shall be two million (2,000,000 shares) of restricted common voting stock of the Buyer, non-assessable, and free and clear of any liens, claims, or encumbrances (the "Purchase Price"). On the Closing Date, Buyer will pay the Purchase Price.

                  SECTION 1.5 ALLOCATION OF PURCHASE PRICE. The purchase price shall be allocated based on the requirements of compliance with the Internal Revenue Code.

                  SECTION 1.6 PRORATION OF TAXES. With respect to any ad valorem tax imposed on a periodic basis that relates to a period straddling the Closing Date, such tax shall be prorated to the Closing Date, and the portion allocable to the period prior to the Closing Date shall be promptly paid or reimbursed by Seller, and the portion allocable to the period after the Closing Date shall be promptly paid or reimbursed by Buyer.

                  SECTION 1.7 PURCHASE PRICE ADJUSTMENT. NOT REQUIRED.

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                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller, jointly and severally, represents and warrants to Buyer as follows:

                  SECTION 2.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as presently conducted.

                  SECTION 2.2 AUTHORIZATION. Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transactions contemplated hereby, have been duly authorized by the Board of Directors and stockholder of Seller. No other corporate action on the part of Seller is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  SECTION 2.3 NO VIOLATION. The execution and delivery of this Agreement by Seller, the performance by Seller of its respective obligations hereunder, and the consummation by Seller of the transactions contemplated hereby do not (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Seller, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which it or any of its assets is bound, (c) violate any statute, rule, regulation, order, writ, judgment, injunction or decree of any court or Governmental Authority by which the Seller or its assets are bound, or (d) result in the creation of any Lien upon the properties or assets of Seller, except, in the case of clauses (b), (c) and (d), for such violations, breaches or defaults as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                  SECTION 2.4 GOVERNMENT CONSENTS AND APPROVALS. No filing or registration with, no notice to and no permit, authorization, consent or approval of any Person or Governmental Authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement other than (a) consents and approvals of or filings or registrations with the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if required (b) those already obtained and (c) consents, regulations, approvals, authorizations, permits, filings or notifications which are listed in Schedule 2.4 hereto.

                  SECTION 2.5 TITLE TO ASSETS.   (a) Seller  owns and  has valid
title to each of the Assets, free and clear

of all Liens other than  Permitted  Liens,  except for the Assets  described  in
Schedule 2.5, as to which Seller [either (i) owns and has valid title to such property, free and clear of all Liens other than Liens set forth on Schedule 2.5 that shall be released at Closing and Permitted Liens, or (ii)] has adequate, enforceable and transferable long-term licenses or other rights to use (without payment) certain Intellectual Property.

                  (b) On the Closing Date, each of the Assets shall be operational and all Liens set forth on Schedule 2.5 shall have been released.

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                  SECTION  2.6  INTELLECTUAL  PROPERTY.  Except  as set forth in
Schedule 2.6 the Seller owns or, if expressly stated on Schedule 2.6, has validly licensed, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property"), which are part of the Assets. Except as set forth Schedule 2.6, no Claims are pending or, to the knowledge of the Seller, threatened that the Seller or any third party is infringing or otherwise adversely affecting the rights of any person with regard to the Intellectual Property. To the knowledge of the Seller, no person is infringing the rights of the Seller with respect to any of the Intellectual Property.

                  SECTION 2.7 FINANCIAL STATEMENTS. Schedule 2.6 sets forth the un-audited pro-forma statements of earnings before taxes of the Assets for the year ended December 31, 2008 and for the nine months ended September 30, 2009 (such statements, including the related notes thereto, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and present fairly the results of operations of the Assets for the periods indicated.

                  SECTION 2.8 TAXES. All Taxes that are due and payable by Seller, other than those presently payable without penalty or interest, have been timely paid, and Seller has timely filed (and, through and after the Closing Date, will timely file) all Tax reports and returns required by law to be filed by it. There are no Tax liens upon any properties or assets of Seller nor has notice been given of any event which could lead to any such lien. All monies required for the payment of Taxes not yet due and payable with respect to the operations of Seller through and including the Closing Date have been approved, reserved against and entered upon the books and the Seller Financial Statements. All monies required to be withheld by Seller from employees, if any, independent contractors, or others or collected from customers for income taxes, social security and unemployment insurance taxes and sales, excise and use taxes, and the portion of any such taxes to be paid by Seller to governmental agencies or set aside in accounts for such purpose have been approved, reserved against and entered upon the books and the Seller Financial Statements. Consummation of the transactions will not result in any tax obligations on the Assets, except as set forth in Schedule 2.8.

                  SECTION 2.9 SCHEDULED CONTRACTS.  (a) The Scheduled Contracts:
(i) do not require payment by any party thereto of more than $10,000; (ii) are terminable by Seller upon ninety (90) days' notice or less and without the payment of any material penalty or material termination fee; and (iii) have been entered into in the ordinary course of business.

                  (b) Schedule 2.9(c) hereto sets forth a true and correct list of all contracts of Seller that are material to the Assets (the "Scheduled Contracts"). Buyer has been provided with true and correct copies of all Scheduled Contracts(or in the case of oral agreements, complete written descriptions), and each such Scheduled Contract is in full force and effect constitute legal, valid and binding obligations of the respective parties thereto and are enforceable in accordance with their respective terms. Seller has not committed any breach or default thereunder, nor to Seller's or Parent's knowledge has any third party to such contracts committed any breach or default thereunder, in each case, which is reasonably likely to have a Material Adverse Effect. All such Scheduled Contracts are in the name of Seller and will be validly assigned to Buyer at the time of the Closing.

                  (c) As used in this Section 2.9, the word "contract" means and includes every written agreement of any kind which is legally enforceable by or against Seller.

SECTION 2.10 LITIGATION. (a) Schedule 2.10 sets forth a list of all lawsuits or claims pending, or which, to Seller's or Parent's knowledge, are threatened, against Seller relating to or affecting any of the Assets and which:

                  (i) involve a Products Liability Claim;
                  (ii) involve a claim (other than a Products Liability Claim) against Seller of, or which involve an unspecified amount which is reasonably likely to result in a liability of, more than $100,000;
                  (iii) seek injunctive relief, or
                  (iv) seek any legal restraint on or prohibition against the transactions contemplated by this Agreement.

(b) The Seller is not a party or subject to any judgment, order, injunction or decree of any Governmental Authority.

SECTION 2.11 Permits. (a) Seller has all franchises, permits, licenses, waivers, authorizations and approvals ("Permits") from Governmental Authorities, including environmental Permits, which are required for Seller to own, sell and operate the Assets.

                  (b) There are no material defects in the Permits pertaining to the ownership, sale or operation of the Assets, and no procedure is pending or, to Seller's or Parent's knowledge, threatened to revoke or limit any such Permit.

                  (c) Following the Closing Date, neither Seller nor Parent will undertake, directly or indirectly, any challenges to the Permits relating to the ownership, sale or operation of the Assets.

                  SECTION 2.12 COMPLIANCE WITH LAWS. The Assets are owned and operated by Seller in compliance with all applicable Laws, and neither Seller nor Parent has received any written notice of violation of any Law from any Governmental Authority relating to any of the Assets or the ownership or operation thereof.

                  SECTION 2.13 EMPLOYEES. (a) Schedule 2.13(a) sets forth a list of all employees of Seller whose primary responsibility is the research, development, marketing, promotion, production, operation, distribution or sale of the Products or provision of the Services (the "Designated Employees").

                  (b) None of the Designated Employees are represented by any labor organization.

                  (c) Except as set forth in Schedule 2.13(c), there are no pending or threatened labor organizing activities, election petitions or proceedings, unfair labor practice complaints, slowdowns, or work stoppages known to Seller, involving any Designated Employee.

                  (d) Seller has complied with all laws, rules and regulations which relate to wages, hours, discrimination and employment and collective bargaining, and is not liable for any arrears of wages or any taxes or penalties for failure to so comply with any of the foregoing in connection with its employment of the Designated Employees.

                  SECTION 2.14 EMPLOYEE BENEFIT PLANS. Schedule 2.14 sets forth a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

("ERISA")), each written employment, severance, retention, termination, consulting or retirement contract, and each bonus or other incentive compensation, stock purchase, stock option, stock award or other equity-based compensation (other than any governmental program) maintained by Seller with respect to the Designated Employees (collectively, "Employee Benefit Plans"). True, correct and complete copies of the Employee Benefit Plans or summary plan descriptions of such Employee Benefit Plans have been provided to Buyer by Seller. All employee benefits required to be paid to the Designated Employees under any Employee Benefit Plans are fully funded and in material compliance with applicable Law.

                  SECTION 2.15 INVENTORY. NOT APPLICABLE

                  SECTION 2.16 CUSTOMERS AND SUPPLIERS. Schedule 2.16 sets forth a list of names and addresses of all customers and all suppliers accounting for $10,000 or more of Seller's sales or purchases during the 2009 fiscal year. There exists no actual termination or cancellation of the business relationship of Seller with any customer or group of customers or with any supplier or group of suppliers listed in Schedule 2.16, with respect to which Seller has received written notice of termination or cancellation as the case maybe. To Seller's knowledge, no such termination or cancellation has been threatened.

                  SECTION 2.17 BROKERS' FEES AND COMMISSIONS. NOT APPLICABLE.

                  SECTION 2.18  ENVIRONMENTAL  MATTERS.   Except as set forth in
Schedule 2.18 hereto, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Authority with respect to
(i) any alleged violation, in the conduct of Seller's business, of any environmental statute, ordinance, rule, regulation or order of any Governmental Authority; (ii) any alleged failure to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of Seller's business; or, (iii) any generation, treatment, storage, recycling, transportation or disposal of any hazardous or toxic substance or waste (including petroleum products and radioactive materials) generated or used in connection with the conduct of Seller's business. To the knowledge of Seller, Seller has complied with and is in compliance with all Environmental Requirements. To the knowledge of Seller, Seller has not stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including, without limitation, any hazardous substance, pollutant, contaminant or waste, or owned or operated any facility or property, so as to give rise to liabilities of Seller pursuant to the Environmental Requirements, including, without limitation, any liability of response costs, corrective action, natural resources damages, personal injury, property damage or attorneys fees. To the knowledge of Seller, Seller has taken no action relating to the past or present facilities, properties or operations of Seller that will prevent, hinder or limit continued compliance with the Environmental Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to the Environmental Requirements, or give rise to any other liabilities pursuant to the Environmental Requirements, including any Environmental Requirements relating to onsite or offsite releases or threatened releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damages or natural resources damage. Seller has not, either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligations of any other person relating to Environmental Requirements.

                  SECTION 2.19 ACCOUNTS. Schedule 2.19 hereto contains a complete and accurate list of all Seller's Accounts as of the date hereof, showing the name of each account debtor and the amount due from each by invoice number and date. All of such Accounts have arisen in the ordinary course of business for goods sold or services rendered consistent with past practices. Except as set forth on Schedule 2.19 hereto, to the knowledge of Seller there is no event or condition with respect to a specific customer that will cause such Accounts to not be collected in full in due course without resort to litigation and such Accounts will not be subject to counterclaim or setoff.

                  SECTION 2.20 INSURANCE. All the insurance policies maintained by Seller that relate or pertain to the Assets are in full force and effect, all insurance premiums have been timely paid to date, and no such policy will be cancelled by Seller prior to Closing. A description of each of such insurance policies (including, without limitation, insurance providing benefits for employees) is attached to Schedule 2.20 hereto. Such insurance policies provide adequate coverage, less deductibles, against the risks involved in the business and operation of the Assets.

                  SECTION 2.21 CHANGES SINCE DECEMBER 31, 2008 COMPANY FINANCIAL STATEMENTS. Except as listed or described on Schedule 2.21 hereto, since December 31, 2008 there has not been: (a) any Material Adverse Effect in the financial condition, results of operations, business, business organization or personnel of Seller, or in the relationships of Seller with vendors, suppliers, advertisers, customers, or others; (b) any controversy or unsettled grievance pending or threatened between Seller and any employee of Seller or a collective bargaining organization representing or seeking to represent any such employee, or any negotiation or execution by Seller of any collective bargaining agreement with respect to its employees; (c) any material amendment of any Scheduled Contract; or (d) any agreement by, or commitment of, Seller to do any of the foregoing.

                  SECTION 2.22 INTERNATIONAL SALES. Schedule 2.22 hereto contains a complete and accurate list of all companies, entities, businesses, whether subsidiaries of Seller or otherwise, that are currently involved in the selling of Assets outside of the United States.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller as follows:

                  SECTION 3.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

                  SECTION 3.2 Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceeding on the part of Buyer is necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  SECTION 3.3 NO VIOLATION. Neither the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder nor the consummation by Buyer of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or similar organizational document) of Buyer, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which it or any of its assets is bound, (c) violate any statute, rule, regulation, order, writ, judgment, injunction or decree of any court or Governmental Authority by which Buyer or its assets is bound, or (d) result in the creation of any Lien upon the properties or assets of Buyer, except, in the case of clauses (b), (c) and (d), for such violations, breaches or defaults as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                  SECTION 3.4 CONSENTS AND APPROVALS. No filing or registration with, no notice to and no permit, authorization, consent or approval of any Person or Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement other than (a) consents and approvals of or filings or registrations with the DOJ pursuant to the HSR Act if required, and (b) consents, regulations, approvals, authorizations, permits, filings or notifications which, in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  SECTION 3.5 FEASIBILITY. (a) Buyer has the intent and capability (including the necessary managerial, operational, technical and financial capability) of competing effectively in the television broadcast business. Following the Closing Date, Buyer intends to use the Assets as part of a viable, ongoing broadcast television business.

                  SECTION 3.6 BROKERS' FEES AND COMMISSIONS. neither Buyer nor any of its subsidiaries, directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

                                   ARTICLE IV
                                    COVENANTS

                  SECTION 4.1 CONDUCT OF BUSINESS OF SELLER PRIOR TO THE CLOSING. During the period from the date of this Agreement to the Closing, Seller shall take all steps necessary to maintain and operate the Assets in compliance with laws and regulations. Further, during the period from the date of this Agreement to the Closing, Seller shall carry on its business in connection with the Assets in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its goodwill and on-going business, keep available the services of the Designated Employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it.

                  SECTION 4.2 ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, upon reasonable notice and at reasonable times without significant disruption to the businesses of Seller, Seller will give Buyer and its authorized representatives reasonable access to all offices and other physical facilities related to the Assets, and to all books and records of the Assets as Buyer may reasonably require, and will cause its officers to furnish Buyer such financial and operating data and other information with respect to the Assets, including any and all environmental and other documents and information related to Permits, and any and all financial, sales, marketing, operational information with respect to the Assets, as Buyer may from time to time reasonably request. No investigations by the Buyer or its representatives shall reduce or otherwise effect the obligation or liability of Seller with respect to any representations, warranties, covenants or agreements made herein or in an exhibit, schedule or certificate, instrument, agreement or document executed or delivered in connection with this Agreement.

                  SECTION 4.3 ACCESS TO EMPLOYEES. Between the date of this Agreement and the Closing Date, upon reasonable notice and at reasonable times, Seller will provide Buyer such information with respect to, and access to, (i) the Designated Employees and (ii) all other employees of Seller involved in the research, production, operation, development, marketing and sale of the Assets, in each case, as Buyer shall reasonably request to enable Buyer to make offers of employment to such employees. With respect to the Designated Employees only, Seller shall not otherwise interfere with any negotiations between Buyer and such Designated Employees with respect to such offers of employment, and Buyer shall be entitled to employ each of the Designated Employees subject to consummation of the transactions contemplated by this Agreement. Nothing herein shall be construed as an obligation on the part Buyer to employ the Designated Employees or any other employee of Seller. If hired, Buyer shall be under no responsibility to provide Designated Employees or any other employee of Seller with the same benefits as provided by Seller, and shall not be required to assume any of the current employment contracts of the Designated Employees.

                  SECTION 4.4 BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Laws to consummate and make effective as expeditiously as possible and in any event on or prior to the August 30, 2009 the sale of the Assets contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the parties to this Agreement shall take all such necessary action.

                  SECTION 4.5 CONSENTS AND APPROVALS. The parties hereto each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation (including, without limitation, furnishing all information required under the HSR Act if required), to effect promptly all necessary filings and to obtain all necessary permits, consents approvals, orders and authorizations of, or any exemptions by, all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each party will keep the other parties apprised of the status of any inquiries made of such party by the DOJ or any other Governmental Authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby. The parties shall obtain shareholder and director approvals of the agreement for a tax-free exchange transaction in a form of corporate resolutions mutually agreeable, and Seller shall file the articles of dissolution with the Secretary of State of Florida, with the distribution of the Assets and the Excepted Assets to the shareholders of the Seller.

                  SECTION 4.6 PUBLIC ANNOUNCEMENTS. The parties hereto will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations; provided, however, that a party which is required to issue a press release or make a public statement pursuant to applicable Law, a listing agreement with any securities exchange or a stock exchange regulation, will give reasonable prior notice to the other parties of thecontent and timing thereof.

                  SECTION 4.7 DISCLOSURE SUPPLEMENTS. From time to time prior to the Closing, Seller will supplement or amend the Schedules to this Agreement with respect to any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in Schedule or which is necessary to correct any information in such Schedules which has been rendered inaccurate by an event occurring after the date hereof. No such disclosure made pursuant to this Section shall be considered to constitute or give rise to a waiver by Buyer of any condition set forth herein.

                  SECTION 4.8 NO IMPLIED REPRESENTATIONS OR WARRANTIES. Seller and Buyer each hereby acknowledge and agree that the other is not making any representation or warranty whatsoever, express or implied, except those representations and warranties explicitly set forth in this Agreement or in the Schedules hereto or in any certificate contemplated hereby and delivered in connection herewith. SECTION 4.9 Confidentiality. Buyer acknowledges that the confidential information being provided to it in connection with the sale and purchase of the Assets contemplated by this Agreement is subject to the terms of a confidentiality agreement between Buyer and Parent (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to the manner in which Buyer is obligated to treat confidential information relating to the Assets; provided that Buyer acknowledges that any and all other confidential information provided to it by Seller, and it's representatives concerning Seller's operations other than the Assets shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date. Further, effective upon Closing, Seller shall assume the obligations of Buyer under the Confidentiality Agreement with respect to confidential information relating to the Assets that were, prior to Closing, the obligations of Buyer, with the result that following Closing, Seller shall have the same obligations and Buyer shall have the same rights with respect to the confidential information relating to the Assets as if Buyer had been the party whose confidential information was protected under the Confidentiality Agreement.

                  SECTION 4.10  FORBEARANCES  BY SELLER.  Seller  covenants that except as  contemplated  by this  Agreement,  Seller  shall not,  after the date hereof and prior to the  Closing  Date,  without  the prior  written  consent of
Buyer:
                  (a) sell any Assets not in the  ordinary  course of  business;
                  (b) encumber any of the Assets;
                  (c) enter into any employment, independent contractor agreement or similar arrangement with any Designated Employee;
                  (d) take any action, or fail to take any action, the result of which can reasonably be expected to be a termination of or default under any Scheduled Contracts or Permits;
                  (e) amend, modify or terminate, or agree to amend, modify or terminate any Scheduled Contracts; (f) fail to maintain the confidential treatment of or otherwise fail to preserve any of its proprietary rights; or (g) enter into any agreement to do any of the things described in clauses (a) through (f) above.

                  SECTION 4.11 APPROVAL OF THIRD PARTIES. As soon as practicable after the execution of this Agreement, Seller will use its best efforts to obtain all necessary approvals and consents of all third parties required for the valid assignment of the Scheduled Contracts or otherwise required on the part of Seller for the consummation of the transactions (the "Third Party

Consents"). Buyer will reasonably cooperate with Seller in securing any necessary consents from, or in making any filings with or giving any notice to any third parties necessary for Seller to comply with this Section 4.11. Notwithstanding any other provision of this Agreement, to the extent that the assignment by Seller of any Scheduled Contracts or Permits to be assigned hereunder shall require the consent or approval of another party thereto, the consummation of the transactions shall not constitute an assignment or attempt at an assignment thereof if such assignment or attempted assignment would constitute a breach thereof. If any Third Party Consent with respect to any one or more Scheduled Contracts or Permits is not obtained at or prior to Closing, each party hereto agrees to take whatever action may be necessary to provide Buyer with the benefits of such Scheduled Contracts and Permits, subject to the assumption by Buyer of Seller's obligations thereunder. The Seller shall obtain shareholder and director approvals of the tax free exchange of assets for stock in a form mutually agreeable, and file the articles of dissolution of Seller with the distribution of the Assets and the Excepted Assets to the shareholders of the Seller.

                  SECTION 4.12 Seller shall give prompt written notice to Buyer and Buyer shall give prompt notice to Seller of:
                  (a) any representation or warranty made by it contained in this Agreement which has become untrue or inaccurate; or
                  (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement be complied with or satisfied by it under this Agreement; provided, however, that such notification shall not excuse or otherwise effect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  SECTION 4.13 EXCLUSIVITY. From and after the date hereof, to and including the Closing Date, neither Seller nor any stockholders, officers, directors, employees or agents of either shall directly or indirectly solicit, initiate or engage in or continue (including without limitation, furnishing any information concerning the Assets) discussions, inquiries or proposals, or enter into any negotiations for the purpose or with the intention of leading to any proposal, concerning the acquisition or purchase by any other party of the Assets or any part thereof, except in the latter case, in the ordinary course of business of Seller.

                  SECTION 4.14 MAINTENANCE OF RECORDS. Buyer and Seller will keep and maintain for a period of three (3) years from the Closing Date all material documents and records relating to the Assets. Upon request the parties shall make such documents and records available to the requesting party or its designated representatives for inspection and copying, at the requesting party's expense, during regular business hours in order to permit the requesting party to (a) prepare for, dispute or respond to any claim, law suit or proceeding, including without limitation, audits in connection with tax returns, and (b) comply with Laws applicable to Buyer or Seller or any of their affiliates; provided, however, that any such inspection pursuant to this Section 4.14 shall be conducted insuch a manner so as not to unreasonably interfere with the normal conduct of the business of the party responding to the request.

                  SECTION 4.15 NO SOLICITATION OR HIRING. Seller covenant and agree that for a period of twelve months following the date of this Agreement, they will not directly or indirectly on their own behalf or on behalf of any third party, employ or engage as a consultant or in any other capacity, any employee of Buyer without Buyer's consent, excepting the management consultant agreement.

                                    ARTICLE V
                               CLOSING CONDITIONS

                  SECTION 5.1 Conditions to Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  (a) any waiting period, if any, applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated; and

                  (b) no injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

                  SECTION 5.2 CONDITIONS TO THE OBLIGATIONS OF BUYER UNDER THIS AGREEMENT. The obligations of Buyer under this Agreement shall be further subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) each of the obligations of Seller required to be performed by Seller at or prior to the Closing pursuant to this Agreement shall have been duly performed and complied with in all material respects;

                  (b) the representations and warranties of Seller contained in this Agreement which are not qualified with respect to materiality shall be true and correct, and the representations and warranties of Seller which are qualified with respect to materiality shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date, which shall be true and correct as of such earlier date);

                  (c) any and all permits, consents, waivers, clearances, approvals and authorizations of all third parties and Governmental Authorities which are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than items which, if not obtained, would not have a Material Adverse Effect;

                  (d) Seller shall have executed and delivered an affidavit, in a form reasonably satisfactory to Buyer, stating, under penalties of perjury, Seller's United States taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Code;

                  (e) There shall have occurred no Material Adverse Effect (whether or not covered by insurance) in the Assets or business of Seller relating to the Assets since [Jan 30, 2009];

                  (f) Any and all amendments or supplements to the Disclosure Schedules shall be acceptable in form and substance to Buyer, in its absolute discretion; and

                  (g) Sellers shall provide an agreement,

                  SECTION 5.3 CONDITIONS TO THE OBLIGATIONS OF SELLER UNDER THIS AGREEMENT. The obligations of Seller under this Agreement shall be further subject to the satisfaction, at or prior to the Closing, of the following conditions:

                  (a) each of the obligations of Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects;

                  (b) the representations and warranties of Buyer contained in this Agreement which are not qualified with respect to materiality shall be true and correct, and the representations and warranties of Buyer which are qualified with respect to materiality shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made at and as of the Closing (except as to any representation or warranty which specifically relates to an earlier date, which shall be true and correct as of such earlier date);

                  (c) Seller shall have received a certificate signed by a duly authorized officer of Buyer certifying as to compliance with Sections 5.3 (a) and (b); and

                  (d) any and all permits, consents, waivers, clearances, approvals and authorizations of all Governmental Authorities which are necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than items which, if not obtained, would not have a Material Adverse Effect.

SECTION 5.4 CASUALTY LOSS. All risk of loss arising out of fire and casualty to the Assets prior to the Closing Date shall be that of Seller. If, prior to Closing, any of the Assets are damaged or destroyed by fire or other casualty, so as to constitute a Material Adverse Effect, Buyer may either terminate this Agreement by written notice to Seller or proceed to close the transactions made the subject of this Agreement. If Buyer elects to close despite such damage or destruction, Buyer at its option may either (a) elect to reduce the Purchase Price by an amount equal to the diminishment of the value of the damaged Assets, or (b) pay the Purchase Price upon assignment by Seller of Seller's right, title and interest in and to all insurance proceeds resulting or to result from said damage or destruction.

                                   ARTICLE VI
                                     CLOSING

                  SECTION 6.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller or at such other time and place and on such other date as Buyer and Seller shall agree (the "Closing Date"). Buyer shall, at its option, have the right to extend the Closing Date by not more than thirty (30) days by giving written notice thereof to Seller at least three (3) business days prior to the Closing Date. If Buyer exercises its option hereunder to extend the Closing Date, the term "Closing Date" as used herein shall mean and refer to such Closing Date as extended. At the Closing:

                  (a) Seller shall deliver or cause to be delivered to Buyer the following:

                           (i) the certificate described in Section 5.2(c);
                           (ii) properly executed bills of sale, certificates of
title or other instruments of conveyance of title, in form
reasonably                 acceptable to Buyer,  sufficient to pass title to the
                           Assets to Buyer,  free and  clear of all  liens;  and
                           (iii) the affidavit described in Section 5.2(e).
                           (iv)   resolutions   of   requisite   majorities   of
shareholders and directors approving the Tax Free Exchange of Stock for Assets and the transaction.

                  (b) Buyer shall deliver or cause to be delivered to Seller the following:
                           (i) the certificate  described in Section  5.3(c);
                           (ii)  evidence of payment of the Purchase Price (less
the Holdback Amount) by wire transfer of immediately available funds, to an account designated by Seller;
                           (iii)   a   counterpart   signature   page   to   the
Transitional Manufacturing Agreement contemplated by Section 4.10; and
                           (iv)  a  counterpart  signature page  to the  License
Agreement contemplated by Section 4.11.
                           (v)    resolutions   of   requisite   majorities   of
shareholders and directors approving the Tax Free Exchange of Stock for Assets and the transaction

                                   ARTICLE VII
                           TERMINATION AND ABANDONMENT

                  SECTION 7.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                  (a) by mutual consent of Seller and Buyer;
                  (b) by either Seller or Buyer: (i) if a court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or (ii) if the Closing shall not have occurred on or before july 31, 2009; provided, however, that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                  SECTION 7.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination and abandonment of the transactions contemplated hereby pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (a) that the provision of this Section 7.2 and the proviso of Section 7.1(b) shall remain in full force and effect and (b) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION

SECTION 8.1 INDEMNIFICATION BY SELLER. Seller's shareholders will jointly indemnify Buyer, its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Seller and/or Parent which survives the Closing, and (ii) any breach of any covenant of Seller contained in this Agreement which requires performance after the Closing Date.

SECTION 8.2 INDEMNIFICATION BY BUYER. Buyer will indemnify Seller, it's affiliates and each of it's respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Buyer which survives the Closing, and (ii) any breach of any covenant of Buyer contained in this Agreement which requires performance after the Closing Date; provided, however, that Buyer shall not have any liability under clause (i) above unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which Buyerwould but for this proviso be liable exceeds on a cumulative basis an amount equal to $5,000, and provided further, however, that Buyer's liability under clause (i) above shall in no event exceed $10,000 and under clause (ii) above shall in no event exceed the Purchase Price.

SECTION 8.3 LIMITATIONS OF LIABILITY; Cooperation. (a) Notwithstanding any provision herein, none of the parties hereto shall in any event be liable to the other parties to this Agreement or to such other parties' affiliates, officers, directors, employees, stockholders, agents or representatives on account of any indemnity obligation set forth in this Article VIII for any indirect, consequential, special, incidental or punitive damages (including, but not limited to, lost profits, loss of use, damage to goodwill or loss of business).

                  (b) The parties hereto acknowledge and agree that should the Closing occur, their sole and exclusive remedy with respect to any and all claims relating to this Agreement, the transactions contemplated hereby, and the Assets (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article VIII . In furtherance of the foregoing, the parties hereto hereby waive, from and after the Closing, to the fullest extend permitted under applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) which it may have against any of the other parties hereto and such parties' affiliates arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article
VIII).

                  (c) The parties shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

                  SECTION 8.4 TAX TREATMENT OF PAYMENTS UNDER ARTICLE VIII. Seller and Buyer mutually agree that unless otherwise required by applicable Law or a taxing authority, all payments received by an Indemnified Party from an Indemnifying Party pursuant to the provisions of this Article VIII shall be treated for tax purposes as an adjustment to the Consideration. Where the receipt of any such payment is treated for tax purposes in a manner other than an adjustment to the Consideration, the amount of the payment shall be increased to take account of any net tax cost actually incurred by the Indemnified Party in respect thereto. In computing the amount of any such tax cost, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising in respect of a payment pursuant to this Article VIII.

                  SECTION 8.5 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto (a) pursuant to Sections 8.1(i) or 8.2(i) (I.E. ON ACCOUNTOF A BREACH OF A REPRESENTATION OR WARRANTY), shall terminate when the applicable representation or warranty terminates pursuant to
Section 10.12 and (b) pursuant to any other clause(s) of Section 8.1 or 8.2 shall not terminate; provided, however, that as to clause (a) of this Section

8.5, such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim to the indemnifying party).

                                   ARTICLE IX
                                   DEFINITIONS

                  SECTION 9.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

"affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person.

"Agreement" means this Asset Purchase Agreement, including all Schedules and exhibits attached to it, as the same may be amended or supplemented from time to time in accordance with its terms.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Environmental Requirements": All federal, state, foreign and local laws, statutes, codes, rules, regulations, ordinances, judgments, orders, decrees and the like of any Governmental Authority, and all obligations concerning public health and safety, worker health and safety, or pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

"Governmental Authority" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

"Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

"Liens" means all claims, liens, security interests, pledges, leases, conditional sale contracts, rights of first refusal, options, charges, liabilities, obligations, agreements, easements, powers of attorney, limitations, reservations, restrictions and other encumbrances of any kind.

"Material Adverse Effect" means a material adverse effect on the business, operations, liabilities, properties, assets or financial condition of Seller, or in the ability of Seller to consummate the sale of the Assets contemplated by the Agreement; and in the case of Buyer, means a material adverse effect on the business, operations, liabilities, properties, assets or financial condition of Buyer or in the ability of Buyer to consummate the purchase of the Assets contemplated by the Agreement.

 "Permitted  Liens"  means  collectively,   mechanics',   carriers',   workmen's
repairmen's or other like liens arising or incurred in the ordinary course of business; liens for taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty; and other imperfections of title or encumbrances, if any, none of which liens, title imperfections  or  encumbrances  would  individually  or  in  the  aggregate  is reasonably likely to have a Material Adverse Effect. "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

"Scheduled Contracts" means contracts and agreements with third parties relating to the sale of promotion and placement of the Products or other products, which Seller plans to sell under the Brands or which are in research and development for sale under the Brands, including without limitation supply agreements, purchase and sale orders, agreements with retailers and licensing agreements.

"Taxes" means any federal, state, local or foreign income, sales, excise, real or personal property or other taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including, without limitation, inherent or implied by an law, role or regulation

SECTION 9.2 SINGULAR/PLURAL. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

                  SECTION 10.1 AMENDMENTS AND WAIVERS. (a) This Agreement may be amended, modified or supplemented only by a written instrument executed by all of the parties hereto.

                  (b) The provisions of this Agreement may be waived only by an instrument in writing executed by the party granting the waiver. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  SECTION 10.2 FURTHER ASSURANCES. If at any time after the Closing, Buyer reasonably determines that any further conveyances, assignments, certificates, filings, instruments or documents or any other things are necessary or desirable to vest, perfect or confirm in Buyer title to any of the Assets or to otherwise consummate the transactions contemplated by this Agreement, Seller will, upon request, promptly execute and deliver all such proper deeds, assignments, certificates, filings, instruments and documents and do all things reasonably necessary and proper to vest, perfect or confirm title to such Assets in Buyer and otherwise to carry out the purposes of this Agreement.

                  SECTION 10.3 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  SECTION 10.4 EXPENSES AND OBLIGATIONS. Except as otherwise provided elsewhere in this Agreement, each party shall be responsible for its costs and expenses, including all fees and expenses of attorneys, investment bankers, lenders, financial advisors and accountants, in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

                  SECTION 10.5 PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon Buyer, Seller, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than Buyer, Seller, Parent, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 10.6 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement must be in writing and be addressed to the party to be notified and sent to the address or facsimile number indicated below. All such notices, requests, demands and communications will be deemed to have been given: (a) if delivered personally when delivered, (b) if sent by telecopy or facsimile, upon transmission, (c) if delivered overnight by a recognized air courier service, with all charges prepaid, one business day after deposit with the service, and (d) if sent by registered or certified mail, return receipt requested, with proper postage prepaid, upon actual receipt.

Notices to Buyer:
NexxNow, Inc.

Notices to Seller:
My Complete Care, Inc.

                  SECTION 10.7 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be enforced in such state and without regard to the principles thereof relating to conflicts of law.

                  SECTION 10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. SECTION 10.9 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 10.10 ENTIRE AGREEMENT. This Agreement,  including the
Schedules and exhibits attached hereto, and the Confidentiality Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement, including the Schedules and exhibits attached hereto, and the Confidentiality Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  SECTION 10.11 ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Buyer, Seller (including by operation of law in connection with a merger, or sale of substantially all the assets, of any party hereto) without the prior consent of the other parties hereto. Any attempted assignment in violation of this Section
10.11 shall be void.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NexxNow, Inc.

By: /s/GARY S. BERTHOLD
_______________________
Name: Gary S. Berthold
Title: Chairman/CEO

My Complete Care, Inc.
By: /s/ EDGAR ARVELO
_______________________
Name: Edgar Arvelo
Title: President